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                                                               EXHIBIT (23)-(1)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 1999 relating to the financial statements, which appears in the Wisconsin Energy Corporation Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated January 27, 1999 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated June 18, 1999 appearing in Exhibit 99.1 filed with Amendment No. 2 (on Form 10-K/A) to the Wisconsin Energy Corporation Annual Report on Form 10-K for the year ended December 31, 1998.





/s/ PRICEWATERHOUSECOOPERS LLP


Milwaukee, Wisconsin
September 2, 1999